EXHIBIT C

                          [Form of Rights Certificate]


Certificate No. R-                                               ________ Rights



NOT EXERCISABLE AFTER JANUARY 13, 2008 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON, OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON. ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]1


                               Rights Certificate

                            ENTERPRISE BANCORP, INC.

         This certifies that ______________, or his or her registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of January 13, 1998 (the "Rights Agreement"), by and between Enterprise Bancorp, Inc., a Massachusetts corporation (the "Company"), and Enterprise Bank and Trust Company, a Massachusetts trust company (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (New York City time), on January 13, 2008 at the office or offices of the Rights Agent designated for such purpose, or at the office or offices of its successors as Rights Agent, one one-hundredth of a fully paid, nonassessable, share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock"), or in certain circumstances, to receive cash, property, Common Stock or other securities of the Company, at a purchase price of $75.00 (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to

--------
1 The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.



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                                       -2-

Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares of Preferred Stock which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number of Rights and the Purchase Price as of January 20, 1998, respectively, based on the Preferred Stock as constituted at such date.

         Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement) which is determined to have been involved in, caused or facilitated such Section 11(a)(ii) Event, (ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after such Acquiring Person, Associate or Affiliate becomes such or (iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee prior to or concurrently with such Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock (or the amount of cash, property, Common Stock or other securities) deliverable upon such exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including those events specified in
Section 11(a)(ii) and Section 13 of the Rights Agreement.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the offices of the Rights Agent and are also available upon written request to the Rights Agent.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at a redemption price of $.01 per Right at any time prior to the earlier of the close of business on (i) the tenth business day following the first date of public


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                                       -3-

announcement by the Company that an Acquiring Person has become such (or if the date of such announcement shall have occurred prior to January 13, 1998, the close of business on the tenth business day following January 13, 1998) and
(ii) the close of business on January 13, 2008.

         The Company is not required to issue fractional shares of Preferred Stock upon the exercise of any Right or Rights evidenced hereby. In lieu thereof, a cash payment may be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose to be the holder of shares of Preferred Stock, Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or other distributions on shares of any series or class of capital stock of the Company, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its seal.

Dated as of                          .

ATTEST:                                 ENTERPRISE BANCORP, INC.


________________________                 By __________________________
[Name]                                         [Name]
[Title]                                        [Title]


Countersigned:

ENTERPRISE BANK AND TRUST COMPANY


By:______________________
   Authorized Signature




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                                       -4-


                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)


FOR VALUE RECEIVED_____________________________________________________________
hereby sells, assigns and transfers unto ______________________________________
_______________________________________________________________________________

                  (Please print name and address of transferee)
_______________________________________________________________________________
this Rights Certificate, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint _________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:



                                                   --------------------------
                                                   Signature


Signature Guaranteed:





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                                       -5-




                                   Certificate

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.


Dated:



                                           -------------------------------
                                           Signature


Signature Guaranteed:


                                     NOTICE

                  The signature to the foregoing Form of Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.




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                                       -6-

                          FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise Rights represented by the Rights Certificate.)

To:  ENTERPRISE BANCORP, INC.

         The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or Common Stock or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:


Please insert social security
or other identifying number ___________________

_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________

         If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number ___________________


_______________________________________________________________________________
                         (Please print name and address)
_______________________________________________________________________________

_______________________________________________________________________________

Dated:

                                              -----------------------------
                                              Signature

Signature Guaranteed:




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                                       -7-

                                   Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated:

                                               -----------------------------
                                               Signature

Signature Guaranteed:


                                     NOTICE

         The signature to the foregoing Form of Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.